DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775)684-5708
Website: secretaryofstate.biz

Articles of Incorporation (PURSUANT TO NRS 78)	Filed in the office of /s/ Ross Miller Ross Miller Secretary of State State of Nevada	Document Number 20080124536-71
Filing Date and Time 2/25/2008 9:20 AM
Entity Number E0113192008-9

1. Name of Corporation	ADVANCED CREDIT TECHNOLOGIES, INC.

2. Resident Agent Name and Street Address	REGISTERED AGENTS OF AMERICA, INC. 1802 NORTH CARSON STREET, SUITE 212 CARSON CITY, NEVADA 89701

3. Shares	NUMBER OF SHARES WITH PAR VALUE: ____ PAR VALUE: _____NUMBER OF SHARES WITHOUT PAR VALUE: 1500

4. Name and Address of Board of Directors/Trustees	CHRISTOPHER S. JACKSON 5200 HUMBOLDT AVE. S #205 , BLOOMINGTON , MN 55431

5. Purpose	The purpose of this Corporation shall be: BUSINESS CONSULTING SERVICES

6. Name, Address and Signature of Incorporator	PRESIDENTIAL SERVICES INCORPORATED 28015 SMYTH DR, VALENCIA, CA 91355 /s/ Kein Wessell

7. Certificate of Acceptance of Appointment of Resident Agent	I hereby accept appointment as Resident Agent for the above named corporation. /s/ Authorized Signature of RA or on Behalf of RA Company